As filed with the Securities and Exchange Commission on February 21, 2006
Registration No. 333-130194

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DYCOM INVESTMENTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1623	30-0128712
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11770 U.S. Highway 1, Suite 101
Palm Beach Gardens, Florida 33408
(561) 627-7171
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

Richard B. Vilsoet
Secretary
Dycom Investments, Inc.
11770 U.S. Highway 1, Suite 101
Palm Beach Gardens, Florida 33408
(561) 627-7171
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Thomas J. Friedmann
Shearman & Sterling LLP
801 Pennsylvania Avenue, N.W.
Washington, DC 20004-2604
(202) 508-8000

      Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.
      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.     ☐
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

			Primary
	State or Other		Standard
	Jurisdiction of	I.R.S. Employer	Industrial
	Incorporation	Identification	Classification
Name*	or Organization	Number	Code	Principal Executive Office

Ansco & Associates, LLC	Delaware	22-3882751	1623	207 South Westgate Drive, Suite E Greensboro, NC 27407 (336) 852-3433
Apex Digital, LLC	Delaware	22-3882756	1623	450 Pryor Boulevard Sturgis, KY 42459 (270) 333-3366
C-2 Utility Contractors, LLC	Delaware	14-1859234	1623	33005 Roberts Court Coburg, OR 97408 (541) 741-2211
CableCom, LLC	Delaware	14-1859237	1623	8602 Maltby Road Woodinville, WA 98072 (360) 668-1300
Can-Am Communications, Inc.	Delaware	02-0413153	1623	250 Fischer Avenue Costa Mesa, CA 92626 (714) 966-8500
Communications Construction Group, LLC	Delaware	22-3882744	1623	P.O. Box 561 OR 235 East Gay Street West Chester, PA 19380 (610) 696-1800
Dycom Capital Management, Inc.	Delaware	61-1431611	1623	11770 U.S. Highway 1, Suite 101 Palm Beach Gardens, FL 33410 (561) 627-7171
Dycom Identity, LLC	Delaware	01-0775293	1623	11770 U.S. Highway 1, Suite 101 Palm Beach Gardens, FL 33410 (561) 627-7171
Dycom Industries, Inc.	Florida	59-1277135	1623	11770 U.S. Highway 1, Suite 101 Palm Beach Gardens, FL 33410 (561) 627-7171
Ervin Cable Construction, LLC	Delaware	22-3882749	1623	450 Pryor Boulevard Sturgis, KY 42459 (270) 333-3366
Globe Communications, LLC	North Carolina	14-1859226	1623	115 Surfrider Blvd., Bldg. B, Suite 3 Longs, SC 29568 (843) 390-5544
Installation Technicians, LLC	Florida	22-3882752	1623	6621 Asheville Hwy Knoxville, TN 37924 (800) 426-5382
Ivy H. Smith Company, LLC	Delaware	22-3882755	1623	207 South Westgate Drive, Suite E Greensboro, NC 27407 (336) 852-3433

			Primary
	State or Other		Standard
	Jurisdiction of	I.R.S. Employer	Industrial
	Incorporation	Identification	Classification
Name*	or Organization	Number	Code	Principal Executive Office

Lamberts Cable Splicing Company, LLC	Delaware	05-0542669	1623	2521 South Wesleyan Boulevard Rocky Mount, NC 27803 (252) 442-9777
Locating, Inc.	Washington	91-1238745	1623	165 N.E. Juniper, Suite 200 Issaquah, WA 98027 (425) 392-6412
Nichols Construction, LLC	Delaware	05-0542659	1623	Route 627, Dry Fork Road P.O. Box 1179 Vansant, VA 24656 (276) 597-7441
Niels Fugal Sons Company, LLC	Delaware	05-0542654	1623	1005 South Main Pleasant Grove, UT 84062 (801) 785-3152
Point to Point Communications, Inc.	Louisiana	72-0968130	1623	107 Nolan Road Broussard, LA 70518 (337) 837-0090
Precision Valley Communications of Vermont, LLC	Delaware	81-0581053	1623	333 River Street Springfield, VT 05156 (800) 773-0317
Prince Telecom Holdings, Inc.	Delaware	23-2989617	1623	34 Belvins Drive, Suite 5 New Castle, DE 19720
RJE Telecom, LLC	Delaware	57-1209651	1623	7290 College Parkway, Suite 200 Ft. Myers, FL 33907 (239) 454-1944
Schenck Communications Limited Partnership	Alaska	52-2275909	1623	8602 Maltby Road Woodinville, WA 98072 (360) 668-1300
Star Construction, LLC	Delaware	14-1856794	1623	6621 Asheville Highway Knoxville, TN 37924 (865) 521-6795
Stevens Communications, LLC	Delaware	05-0542662	1623	995 Cripple Creek Drive Lawrenceville, GA 30043 (800) 367-6606
S.T.S., LLC	Tennessee	48-1287356	1623	500 Northridge Road, Suite 300 Atlanta, GA 30350 (877) 461-3901
TCS Communications, LLC	Delaware	14-1856793	1623	7800 E. Orchard Road, Suite 280 Greenwood Village, CO 80111 (303) 377-3800

			Primary
	State or Other		Standard
	Jurisdiction of	I.R.S. Employer	Industrial
	Incorporation	Identification	Classification
Name*	or Organization	Number	Code	Principal Executive Office

Tesinc, LLC	Delaware	14-1856791	1623	6401 Harney Road, Suite A Tampa, FL 33610 (813) 623-1233
Underground Specialties, LLC	Delaware	14-1856787	1623	16000 Mill Creek Blvd., Suite 210 Mill Creek, WA 98012 (425) 356-2621
US Communications Contractors, LLC	Delaware	14-1856786	1623	4308 Carlisle Boulevard, NE, Suite 120 Albuquerque, NM 87107 (505) 344-2351
UtiliQuest, LLC	Georgia	58-2379970	1623	500 Northridge Road Atlanta, GA 30350 (678) 461-3900
White Mountain Cable Construction, LLC	Delaware	14-1856798	1623	2113 Dover Road Epsom, NH 03234 (800) 233-7350

*	The name, address, including zip code, and telephone number, including area code, of the agent for service for each additional registrant is Richard B. Vilsoet, Secretary, Dycom Investments, Inc., 11770 U.S. Highway 1, Suite 101, Palm Beach Gardens, Florida 33408, (561) 627-7171.

EXPLANATORY NOTE
      Dycom Investments, Inc. has prepared this Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-130194) for the purpose of filing with the Securities and Exchange Commission a certain exhibit to the Registration Statement. Amendment No. 3 does not modify any provision of the Prospectus that forms a part of the Registration Statement and accordingly such Prospectus has not been included herein.

Part II
Item 20.     Indemnification of Directors and Officers
      Delaware. Section 145(a) of the General Corporation Law of the State of Delaware, or the Delaware Corporation Law, provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.
      Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.
      Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.
      Florida. Section 607.0850(1) of the Florida Business Corporation Act (“FBCA”) provides that a Florida corporation, such as Dycom Industries, Inc., shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
      Section 607.0850(2) of the FBCA provides that a Florida corporation shall have the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

      Section 607.850 of the FBCA further provides that: (i) to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided pursuant to Section 607.0850 is not exclusive; and (iii) the corporation shall have the power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 607.0850.
      Notwithstanding the foregoing, Section 607.0850 of the FBCA provides that indemnification or advancement of expenses shall not be made to or on behalf of any director or officer if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions regarding unlawful distributions are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.
      Section 607.0831 of the FBCA provides that a director of a Florida corporation, such as Dycom Industries, Inc., is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless: (i) the director breached or failed to perform his or her duties as a director; and (ii) the director’s breach of, or failure to perform, those duties constitutes: (A) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (B) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (C) a circumstance under which the liability provisions regarding unlawful distributions are applicable; (D) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (E) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.
      Washington. In general, §§23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (“WBCA”) provide that a corporation may indemnify an individual who is made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A termination of the action by judgment, settlement, conviction or plea of nolo contendere, does not of itself create a presumption that the person did not act in good faith. Unless limited by the corporation’s articles of incorporation, indemnification is mandatory for an officer or director who was wholly successful, on the merits or otherwise, in the defense of any proceeding, or of any claim, issue or matter, against reasonable expenses incurred in connection with the proceeding.
      A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his or her official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by him or her. Under the WBCA, a corporation may indemnify an officer, agent or employee to the same extent as a director and may procure or maintain insurance against liability on behalf of a director or any such person.

      Tennessee. In general, §48-18-502 of the Tennessee Business Corporation Act (“TBCA”) permits a corporation to indemnify its present and former directors, officers, agents and employees, against judgments, settlements, penalties, fines or reasonable expenses incurred with respect to a proceeding to which they may be made a party by reason of their service in those or other capacities if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A termination of the action by judgment, settlement, conviction or plea of nolo contendere, does not of itself create a presumption that the person did not act in good faith. Unless limited by its charter, a corporation must indemnify a director’s reasonable expenses if the director is wholly successful on the merits or otherwise, in the defense of any proceeding against him or her as director.
      The TBCA prohibits a corporation from indemnifying a director in connection with a proceeding by or in the right of the corporation in which the director was found liable to the corporation or where the director is charged with, and convicted of, improper personal benefit.
      Under the TBCA, a corporation may indemnify an officer, agent or employee to the same extent as a director. A corporation may purchase and maintain insurance for former or existing directors or officers of the corporation against any liability incurred by such person in that capacity whether or not the corporation would have the power to indemnify such person against liability.
      Louisiana. In general, §12.83 of the Louisiana Business Corporation Law (“LBCL”) allows corporations to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under the LBCL, a termination of the action by judgment, settlement, conviction or plea of nolo contendere, will not of itself create a presumption that the person did not act in good faith. To the extent that such person is successful on the merits or otherwise in defense of any claim, issue or matter therein, he or she must be indemnified by the corporation. Expenses may be paid in advance of the final outcome if authorized by the board of directors without regard to whether or not a voting director is a party to the action.
      If the action is by or in the right of the corporation, the indemnity is limited to expenses not exceeding, in the judgment of the board of directors, the estimated expense of litigating the action to conclusion. No indemnification can be made if a court of competent jurisdiction, after exhaustion of appeals, finds the director liable for willful or intentional misconduct, unless the court determines that, given the circumstances of the case, the director is fairly and reasonably entitled to indemnification for certain expenses.
      The LBCL allows a corporation to procure or maintain insurance against liability on behalf of a director or any such person.
      North Carolina. In general, §§55-8-50 through 55-8-58 of the North Carolina Business Corporation Act (“NCBCA”) grant a corporation the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. A corporation must indemnify a director or officer who is wholly successful, on the merits or otherwise, in his defense except to the extent limited or eliminated in the corporation’s articles of incorporation. The NCBCA allows a director or officer to be paid expenses in advance of the final disposition of any proceeding upon the tendering of an undertaking to repay such amount. However, the NCBCA prohibits indemnification where the director is charged with, and convicted of, improper personal benefit.

      A corporation may, in its articles of incorporation or bylaws or by contract or resolution, provide indemnification in addition to that provided by statute, subject to certain conditions. A corporation may also procure or maintain insurance against liability on behalf of any such person.
      Georgia. Generally, under §14-8-851 of the Georgia Business Corporation Code (“GBCC”), a corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director, against liability incurred in such proceeding, if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any such proceeding against reasonable expenses incurred by the director in connection with the proceeding. The termination of the action by judgment, settlement, conviction or plea of nolo contendere, will not of itself create a presumption that the person did not act in good faith.
      A Georgia corporation may not indemnify a director under the GBCC in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred by such director in connection with the proceeding, provided it is determined that such director met the relevant standard of conduct. A corporation may not indemnify a director in connection with any proceeding with respect to conduct for which such director was adjudged liable on the basis that he or she received an improper personal benefit.
      Additionally, a Georgia corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding provided that such director delivers to the corporation a written affirmation of his or her good faith belief that he or she met the relevant standard of conduct or that the proceeding involves conduct for which such director’s liability has been properly eliminated by action of the corporation, and a written undertaking by the director to repay any funds advanced if it is ultimately determined that such director was not entitled to such indemnification.
      The GBCC allows a Georgia corporation to indemnify directors without regard to the above referenced limitations, if authorized by the articles of incorporation or a bylaw, contract, or resolution duly adopted by a vote of the shareholders of the corporation by a majority of votes entitled to be cast, excluding shares owned or voted under the control of the director or directors who are not disinterested. The above notwithstanding, the corporation cannot indemnify a director for any liability incurred in a proceeding in which the director is adjudged liable to the corporation or is subjected to injunctive relief in favor of the corporation for, among other things: (1) Any appropriation, in violation of the director’s duties, of any business opportunity of the corporation; (2) Acts or omissions which involve intentional misconduct or a knowing violation of law; or (3) Any transaction from which he or she received an improper personal benefit.
      Alaska. Generally, under Alaska Corporations Code (“ACC”) §10.06.490, a corporation may indemnify a person who was, is, or is threatened to be made a party to a any type of proceeding, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, the person had no reasonable cause to believe the conduct was unlawful. The termination of an action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not create a presumption that the person did not meet the good faith requirements. A corporation may also indemnify such an individual in an action by or in the right of the corporation. In this case, indemnification may include reimbursement for expenses and attorney fees actually and reasonably incurred by the person in connection with the defense or settlement of the action. However, indemnification may not be made in respect of any claim, issue, or matter as to which the person has been adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the corporation except to the extent that the court in which the action was brought determines that in view of the circumstances, the person is fairly and reasonably entitled to indemnification for expenses.
      If the director is successful on the merits or otherwise in defense of an action or proceeding he or she must be indemnified against expenses and attorney fees actually and reasonably incurred in connection with the defense. The corporation may pay or reimburse the reasonable expenses in advance of the final disposition if the individual provides a written affirmation of a good faith belief that the standard of conduct described has been met, a written guarantee of repayment in the event of an adverse outcome, and a determination is made that the facts then known to those making the determination would not preclude indemnification under this chapter. Insurance may be procured or maintained against liability on behalf of a director or any such person.
      By-laws. The by-laws of each of Can-Am Communications, Inc., Dycom Capital Management, Inc., Dycom Investments, Inc., Locating, Inc., Point to Point Communications, Inc. and Prince Telecom Holdings, Inc. provide that it shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any proceeding, by reason of the fact that such person is or was a director or officer of the corporation.
      The by-laws of Dycom Industries, Inc. provide that, except as prohibited under Florida law, it shall indemnify any person who was or is made a party to any proceeding by reason of the fact that he or she was or is a director or officer of the corporation, or a director or officer of the corporation serving as a trustee or fiduciary of an employee benefit plan of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof. Dycom Industries, Inc. maintains insurance policies insuring its directors and officers against certain liabilities they may incur in their capacity as directors and officers.
      Limited Liability Company Agreements. The Limited Liability Company Agreement of each of Ansco & Associates, LLC; Apex Digital, LLC; C-2 Utility Contractors, LLC; Cablecom, LLC; Communications Construction Group, LLC; Dycom Identity, LLC; Ervin Cable Construction, LLC/ Globe Communications, LLC; Installation Technicians, LLC; Lambert’s Cable Splicing Company, LLC; Ivy H. Smith, LLC; Nichols Construction, LLC; Niels Fugal Sons Company, LLC; Precision Valley Communications of Vermont, LLC; RJE Telecom, LLC; Star Construction, LLC; Stevens Communications, LLC; S.T.S., LLC: TCS Communications, LLC; Tesinc, LLC; Underground Specialities, LLC; US Communications Contractors, LLC; UtiliQuest, LLC and White Mountain Cable Construction, LLC provide that it shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal administrative, or investigative, by reason of the fact that such person is or was a member, director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, limited liability company, joint venture, trust, or other enterprise.

Item 21.	Exhibits and Financial Statement Schedules
      (a) Exhibits
      See the index to exhibits that appears immediately following the signature pages of this registration statement.
      (b) Financial Statement Schedule.
      All schedules have been omitted because they are inapplicable, not required, or the information is included in the consolidated financial statements of Dycom Industries, Inc. as of July 30, 2005 and July 31, 2004, and for each of the three years in the period ended July 30, 2005 or the notes thereto included in this registration statement.

Item 22.	Undertakings
      The undersigned registrants hereby undertake:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report of Dycom Industries, Inc. pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(e) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 21, 2006.

DYCOM INDUSTRIES, INC.

By:	/s/ Steven E. Nielsen*

Name: Steven E. Nielsen

Title:	President and Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Steven E. Nielsen* Steven E. Nielsen		President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	February 21, 2006

/s/ Richard L. Dunn* Richard L. Dunn		Senior Vice President and Chief Financial Officer (Principal Financial Officer)	February 21, 2006

/s/ H. Andrew DeFerrari H. Andrew DeFerrari		Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 21, 2006

/s/ Thomas G. Baxter* Thomas G. Baxter		Director	February 21, 2006

/s/ Charles M. Brennan, III* Charles M. Brennan, III		Director	February 21, 2006

/s/ Charles B. Coe* Charles B. Coe		Director	February 21, 2006

/s/ Stephen C. Coley* Stephen C. Coley		Director	February 21, 2006

/s/ Joseph M. Schell* Joseph M. Schell		Director	February 21, 2006

/s/ Tony G. Werner* Tony G. Werner		Director	February 21, 2006

*By:	/s/ Richard B. Vilsoet Richard B. Vilsoet Pursuant to Power of Attorney filed previously with the Securities and Exchange Commission

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 21, 2006.

DYCOM INVESTMENTS, INC.

By:	/s/ Steven E. Nielsen*

Name: Steven E. Nielsen

Title:	President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Steven E. Nielsen* Steven E. Nielsen		President and Director (Principal Executive Officer)	February 21, 2006

/s/ Richard L. Dunn* Richard L. Dunn		Treasurer and Director (Principal Financial and Accounting Officer)	February 21, 2006

*By:	/s/ Richard B. Vilsoet Richard B. Vilsoet Pursuant to Power of Attorney filed previously with the Securities and Exchange Commission

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 21, 2006.

ANSCO & ASSOCIATES, LLC

By:	/s/ Steven E. Nielsen*

Name: Steven E. Nielsen

Title:	Vice President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ George Summers* George Summers		President (Principal Executive Officer)	February 21, 2006

/s/ Michael S. Cassidy* Michael S. Cassidy		Assistant Treasurer & Controller (Principal Accounting Officer)	February 21, 2006

/s/ Steven E. Nielsen* Steven E. Nielsen		Director	February 21, 2006

/s/ Richard L. Dunn* Richard L. Dunn		Treasurer and Director (Principal Financial Officer)	February 21, 2006

*By:	/s/ Richard B. Vilsoet Richard B. Vilsoet Pursuant to Power of Attorney filed previously with the Securities and Exchange Commission

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 21, 2006.

APEX DIGITAL, LLC

By:	/s/ Steven E. Nielsen*

Name: Steven E. Nielsen

Title:	Vice President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Cameron West Cameron West		President (Principal Executive Officer)	February 21, 2006

/s/ Andrea White* Andrea White		Assistant Treasurer & Controller (Principal Accounting Officer)	February 21, 2006

/s/ Gary E. Ervin* Gary E. Ervin		Director	February 21, 2006

/s/ Steven E. Nielsen* Steven E. Nielsen		Director	February 21, 2006

/s/ Richard L. Dunn* Richard L. Dunn		Treasurer and Director (Principal Financial Officer)	February 21, 2006

*By:	/s/ Richard B. Vilsoet Richard B. Vilsoet Pursuant to Power of Attorney filed previously with the Securities and Exchange Commission

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 21, 2006.

C-2 UTILITY CONTRACTORS, LLC

By:	/s/ Steven E. Nielsen*

Name: Steven E. Nielsen

Title:	Vice President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Curtis M. Saunders* Curtis M. Saunders		President (Principal Executive Officer)	February 21, 2006

/s/ Scott Savoian* Scott Savoian		Controller (Principal Accounting Officer)	February 21, 2006

/s/ Steven E. Nielsen* Steven E. Nielsen		Director	February 21, 2006

/s/ Richard L. Dunn* Richard L. Dunn		Treasurer and Director (Principal Financial Officer)	February 21, 2006

*By:	/s/ Richard B. Vilsoet Richard B. Vilsoet Pursuant to Power of Attorney filed previously with the Securities and Exchange Commission

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 21, 2006.

CABLECOM, LLC

By:	/s/ Steven E. Nielsen*

Name: Steven E. Nielsen

Title:	Vice President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ J. Michael Gepford* J. Michael Gepford		President (Principal Executive Officer)	February 21, 2006

/s/ Rebecca Barr* Rebecca Barr		Controller (Principal Accounting Officer)	February 21, 2006

/s/ Steven E. Nielsen* Steven E. Nielsen		Director	February 21, 2006

/s/ Richard L. Dunn* Richard L. Dunn		Treasurer and Director (Principal Financial Officer)	February 21, 2006

*By:	/s/ Richard B. Vilsoet Richard B. Vilsoet Pursuant to Power of Attorney filed previously with the Securities and Exchange Commission

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 21, 2006.

CAN-AM COMMUNICATIONS, INC.

By:	/s/ Steven E. Nielsen*

Name: Steven E. Nielsen

Title:	Vice President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Randy Pierce* Randy Pierce		President (Principal Executive Officer)	February 21, 2006

/s/ Flora Jeng* Flora Jeng		Assistant Secretary & Controller (Principal Accounting Officer)	February 21, 2006

/s/ Steven E. Nielsen* Steven E. Nielsen		Director	February 21, 2006

/s/ Richard L. Dunn* Richard L. Dunn		Treasurer and Director (Principal Financial Officer)	February 21, 2006

*By:	/s/ Richard B. Vilsoet Richard B. Vilsoet Pursuant to Power of Attorney filed previously with the Securities and Exchange Commission

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 21, 2006.

COMMUNICATIONS CONSTRUCTION GROUP, LLC

By:	/s/ Steven E. Nielsen*

Name: Steven E. Nielsen

Title:	Vice President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ John E. Dowd* John E. Dowd		President (Principal Executive Officer)	February 21, 2006

/s/ Richard L. Dunn Richard L. Dunn		Assistant Treasurer & Controller (Principal Financial and Accounting Officer)	February 21, 2006

/s/ Steven E. Nielsen* Steven E. Nielsen		Director	February 21, 2006

*By:	/s/ Richard B. Vilsoet Richard B. Vilsoet Pursuant to Power of Attorney filed previously with the Securities and Exchange Commission

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 21, 2006.

DYCOM CAPITAL MANAGEMENT, INC.

By:	/s/ Steven E. Nielsen*

Name: Steven E. Nielsen

Title:	President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Steven E. Nielsen* Steven E. Nielsen		President and Director (Principal Executive Officer)	February 21, 2006

/s/ Richard L. Dunn* Richard L. Dunn		Treasurer and Director (Principal Financial and Accounting Officer)	February 21, 2006

*By:	/s/ Richard B. Vilsoet Richard B. Vilsoet Pursuant to Power of Attorney filed previously with the Securities and Exchange Commission

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 21, 2006.

DYCOM IDENTITY, LLC

By:	/s/ Steven E. Nielsen*

Name: Steven E. Nielsen

Title:	President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Steven E. Nielsen* Steven E. Nielsen		President and Director (Principal Executive Officer)	February 21, 2006

/s/ Richard L. Dunn* Richard L. Dunn		Treasurer and Director (Principal Financial and Accounting Officer)	February 21, 2006

*By:	/s/ Richard B. Vilsoet Richard B. Vilsoet Pursuant to Power of Attorney filed previously with the Securities and Exchange Commission

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 21, 2006.

ERVIN CABLE CONSTRUCTION, LLC

By:	/s/ Steven E. Nielsen*

Name: Steven E. Nielsen

Title:	Vice President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Gary E. Ervin* Gary E. Ervin		President and Director (Principal Executive Officer)	February 21, 2006

/s/ Charlie McElroy* Charlie McElroy		Assistant Treasurer & Controller (Principal Accounting Officer)	February 21, 2006

/s/ Steven E. Nielsen* Steven E. Nielsen		Director	February 21, 2006

/s/ Richard L. Dunn* Richard L. Dunn		Treasurer and Director (Principal Financial Officer)	February 21, 2006

*By:	/s/ Richard B. Vilsoet Richard B. Vilsoet Pursuant to Power of Attorney filed previously with the Securities and Exchange Commission

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 21, 2006.

GLOBE COMMUNICATIONS, LLC

By:	/s/ Steven E. Nielsen*

Name: Steven E. Nielsen

Title:	Vice President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Victor R. Lundy, III* Victor R. Lundy, III		President (Principal Executive Officer)	February 21, 2006

/s/ Donald B. Freudiger* Donald B. Freudiger		Assistant Treasurer & Controller (Principal Accounting Officer)	February 21, 2006

/s/ Steven E. Nielsen* Steven E. Nielsen		Director	February 21, 2006

/s/ Richard L. Dunn* Richard L. Dunn		Treasurer and Director (Principal Financial Officer)	February 21, 2006

*By:	/s/ Richard B. Vilsoet Richard B. Vilsoet Pursuant to Power of Attorney filed previously with the Securities and Exchange Commission

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 21, 2006.

INSTALLATION TECHNICIANS, LLC

By:	/s/ Steven E. Nielsen*

Name: Steven E. Nielsen

Title:	Vice President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Robert Allen Stoutt, Jr.* Robert Allen Stoutt, Jr.		President (Principal Executive Officer)	February 21, 2006

/s/ Steven E. Nielsen* Steven E. Nielsen		Director	February 21, 2006

/s/ Richard L. Dunn* Richard L. Dunn		Treasurer and Director (Principal Accounting and Financial Officer)	February 21, 2006

*By:	/s/ Richard B. Vilsoet Richard B. Vilsoet Pursuant to Power of Attorney filed previously with the Securities and Exchange Commission

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 21, 2006.

IVY H. SMITH COMPANY, LLC

By:	/s/ Steven E. Nielsen*

Name: Steven E. Nielsen

Title:	Vice President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ George Summers* George Summers		President (Principal Executive Officer)	February 21, 2006

/s/ Michael S. Cassidy* Michael S. Cassidy		Assistant Treasurer & Controller (Principal Accounting Officer)	February 21, 2006

/s/ Steven E. Nielsen* Steven E. Nielsen		Director	February 21, 2006

/s/ Richard L. Dunn* Richard L. Dunn		Treasurer and Director (Principal Financial Officer)	February 21, 2006

*By:	/s/ Richard B. Vilsoet Richard B. Vilsoet Pursuant to Power of Attorney filed previously with the Securities and Exchange Commission

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 21, 2006.

LAMBERTS CABLE SPLICING COMPANY, LLC

By:	/s/ Steven E. Nielsen*

Name: Steven E. Nielsen

Title:	Vice President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Thomas L. Lambert* Thomas L. Lambert		President and Director (Principal Executive Officer)	February 21, 2006

/s/ Bruce Shearin* Bruce Shearin		Assistant Treasurer & Controller (Principal Accounting Officer)	February 21, 2006

/s/ Steven E. Nielsen* Steven E. Nielsen		Director	February 21, 2006

/s/ Richard L. Dunn* Richard L. Dunn		Treasurer and Director (Principal Financial Officer)	February 21, 2006

*By:	/s/ Richard B. Vilsoet Richard B. Vilsoet Pursuant to Power of Attorney filed previously with the Securities and Exchange Commission

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 21, 2006.

LOCATING, INC.

By:	/s/ Steven E. Nielsen*

Name: Steven E. Nielsen

Title:	Vice President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Richard D. Welsh* Richard D. Welsh		President (Principal Executive Officer)	February 21, 2006

/s/ Fred Eberlein* Fred Eberlein		Vice President & Controller (Principal Accounting Officer)	February 21, 2006

/s/ Steven E. Nielsen* Steven E. Nielsen		Director	February 21, 2006

/s/ Richard L. Dunn* Richard L. Dunn		Treasurer and Director (Principal Financial Officer)	February 21, 2006

*By:	/s/ Richard B. Vilsoet Richard B. Vilsoet Pursuant to Power of Attorney filed previously with the Securities and Exchange Commission

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 21, 2006.

NICHOLS CONSTRUCTION, LLC

By:	/s/ Steven E. Nielsen*

Name: Steven E. Nielsen

Title:	Vice President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Jack A. Nichols* Jack A. Nichols		President and Director (Principal Executive Officer)	February 21, 2006

/s/ Steven E. Nielsen* Steven E. Nielsen		Director	February 21, 2006

/s/ Richard L. Dunn* Richard L. Dunn		Treasurer and Director (Principal Financial and Accounting Officer)	February 21, 2006

*By:	/s/ Richard B. Vilsoet Richard B. Vilsoet Pursuant to Power of Attorney filed previously with the Securities and Exchange Commission

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 21, 2006.

NIELS FUGAL SONS COMPANY, LLC

By:	/s/ Steven E. Nielsen*

Name: Steven E. Nielsen

Title:	Vice President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Guy L. Fugal* Guy L. Fugal		President, Chief Executive Officer and Director (Principal Executive Officer)	February 21, 2006

/s/ Dennis K. Smith, Jr.* Dennis K. Smith, Jr.		Assistant Treasurer & Controller (Principal Accounting Officer)	February 21, 2006

/s/ Steven E. Nielsen* Steven E. Nielsen		Director	February 21, 2006

/s/ Richard L. Dunn* Richard L. Dunn		Treasurer and Director (Principal Financial Officer)	February 21, 2006

*By:	/s/ Richard B. Vilsoet Richard B. Vilsoet Pursuant to Power of Attorney filed previously with the Securities and Exchange Commission

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 21, 2006.

POINT TO POINT COMMUNICATIONS, INC.

By:	/s/ Steven E. Nielsen*

Name: Steven E. Nielsen

Title:	Vice President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ William J. Ptak* William J. Ptak		President (Principal Executive Officer)	February 21, 2006

/s/ Steven A. Maraist* Steven A. Maraist		Controller (Principal Accounting Officer)	February 21, 2006

/s/ Steven E. Nielsen* Steven E. Nielsen		Director	February 21, 2006

/s/ Richard L. Dunn* Richard L. Dunn		Treasurer and Director (Principal Financial Officer)	February 21, 2006

*By:	/s/ Richard B. Vilsoet Richard B. Vilsoet Pursuant to Power of Attorney filed previously with the Securities and Exchange Commission

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 21, 2006.

PRECISION VALLEY COMMUNICATIONS OF VERMONT, LLC

By:	/s/ Steven E. Nielsen*

Name: Steven E. Nielsen

Title:	Vice President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ William Baughman* William Baughman		President (Principal Executive Officer)	February 21, 2006

/s/ Joseph Miller* Joseph Miller		Controller (Principal Accounting Officer)	February 21, 2006

/s/ Steven E. Nielsen* Steven E. Nielsen		Director	February 21, 2006

/s/ Richard L. Dunn* Richard L. Dunn		Treasurer and Director (Principal Financial Officer)	February 21, 2006

*By:	/s/ Richard B. Vilsoet Richard B. Vilsoet Pursuant to Power of Attorney filed previously with the Securities and Exchange Commission

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 21, 2006.

PRINCE TELECOM HOLDINGS, INC.

By:	/s/ Steven E. Nielsen*

Name: Steven E. Nielsen

Title:	Vice President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Greg Driscoll* Greg Driscoll	President, Chief Executive Officer and Director (Principal Executive Officer)	February 21, 2006

/s/ Jeff Drzymala Jeff Drzymala	Director of Finance (Principal Financial and Accounting Officer)	February 21, 2006

/s/ Steven E. Nielsen* Steven E. Nielsen	Director	February 21, 2006

/s/ Richard L. Dunn* Richard L. Dunn	Director	February 21, 2006

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 21, 2006.

RJE TELECOM, LLC

By:	/s/ Steven E. Nielsen*

Name: Steven E. Nielsen

Title:	Vice President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Robert J. Ennis* Robert J. Ennis		President (Principal Executive Officer)	February 21, 2006

/s/ Patricia Drivick* Patricia Drivick		Controller (Principal Accounting Officer)	February 21, 2006

/s/ Steven E. Nielsen* Steven E. Nielsen		Director	February 21, 2006

/s/ Richard L. Dunn* Richard L. Dunn		Treasurer and Director (Principal Financial Officer)	February 21, 2006

*By:	/s/ Richard B. Vilsoet Richard B. Vilsoet Pursuant to Power of Attorney filed previously with the Securities and Exchange Commission

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 21, 2006.

SCHENCK COMMUNICATIONS LIMITED PARTNERSHIP

By its General Partner
Can-Am Communications, Inc.

By:	/s/ Steven E. Nielsen*

Name: Steven E. Nielsen

Title:	Vice President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ J. Michael Gepford* J. Michael Gepford		President (Principal Executive Officer)	February 21, 2006

/s/ Rebecca Barr* Rebecca Barr		Assistant Secretary & Controller (Principal Accounting Officer)	February 21, 2006

/s/ Steven E. Nielsen* Steven E. Nielsen		Director of Can-Am Communications, Inc.	February 21, 2006

/s/ Richard L. Dunn* Richard L. Dunn		Treasurer (Principal Financial Officer) and Director of Can-Am Communications, Inc.	February 21, 2006

*By:	/s/ Richard B. Vilsoet Richard B. Vilsoet Pursuant to Power of Attorney filed previously with the Securities and Exchange Commission

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 21, 2006.

STAR CONSTRUCTION, LLC

By:	/s/ Steven E. Nielsen*

Name: Steven E. Nielsen

Title:	Vice President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Robert Allen Stoutt, Jr.* Robert Allen Stoutt, Jr.		President (Principal Executive Officer)	February 21, 2006

/s/ Steven E. Nielsen* Steven E. Nielsen		Director	February 21, 2006

/s/ Richard L. Dunn* Richard L. Dunn		Treasurer and Director (Principal Financial and Accounting Officer)	February 21, 2006

*By:	/s/ Richard B. Vilsoet Richard B. Vilsoet Pursuant to Power of Attorney filed previously with the Securities and Exchange Commission

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 21, 2006.

STEVENS COMMUNICATIONS, LLC

By:	/s/ Steven E. Nielsen*

Name: Steven E. Nielsen

Title:	Vice President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Richard D. Stevens* Richard D. Stevens		President and Director (Principal Executive Officer)	February 21, 2006

/s/ Janie Hewinson* Janie Hewinson		Controller (Principal Accounting Officer)	February 21, 2006

/s/ Steven E. Nielsen* Steven E. Nielsen		Director	February 21, 2006

/s/ Richard L. Dunn* Richard L. Dunn		Treasurer and Director (Principal Financial Officer)	February 21, 2006

*By:	/s/ Richard B. Vilsoet Richard B. Vilsoet Pursuant to Power of Attorney filed previously with the Securities and Exchange Commission

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 21, 2006.

S.T.S., LLC

By:	/s/ Steven E. Nielsen*

Name: Steven E. Nielsen

Title:	Vice President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Jamal Masumi* Jamal Masumi		President (Principal Executive Officer)	February 21, 2006

/s/ Michael J. Lenig* Michael J. Lenig		Assistant Treasurer and Controller (Principal Accounting Officer)	February 21, 2006

/s/ Steven E. Nielsen* Steven E. Nielsen		Director	February 21, 2006

/s/ Richard L. Dunn* Richard L. Dunn		Treasurer and Director (Principal Financial Officer)	February 21, 2006

*By:	/s/ Richard B. Vilsoet Richard B. Vilsoet Pursuant to Power of Attorney filed previously with the Securities and Exchange Commission

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 21, 2006.

TCS COMMUNICATIONS, LLC

By:	/s/ Steven E. Nielsen*

Name: Steven E. Nielsen

Title:	Vice President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Bobby Payne* Bobby Payne		President (Principal Executive Officer)	February 21, 2006

/s/ Leonard I. Obolsky Leonard I. Obolsky		Vice President of Operations (Principal Accounting Officer)	February 21, 2006

/s/ Steven E. Nielsen* Steven E. Nielsen		Director	February 21, 2006

/s/ Richard L. Dunn* Richard L. Dunn		Treasurer and Director (Principal Financial Officer)	February 21, 2006

*By:	/s/ Richard B. Vilsoet Richard B. Vilsoet Pursuant to Power of Attorney filed previously with the Securities and Exchange Commission

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 21, 2006.

TESINC, LLC

By:	/s/ Steven E. Nielsen*

Name: Steven E. Nielsen

Title:	Vice President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ William J. Ptak* William J. Ptak		President (Principal Executive Officer)	February 21, 2006

/s/ Mary A. Cotton* Mary A. Cotton		Assistant Secretary and Controller (Principal Accounting Officer)	February 21, 2006

/s/ Steven E. Nielsen* Steven E. Nielsen		Director	February 21, 2006

/s/ Richard L. Dunn* Richard L. Dunn		Treasurer and Director (Principal Financial Officer)	February 21, 2006

*By:	/s/ Richard B. Vilsoet Richard B. Vilsoet Pursuant to Power of Attorney filed previously with the Securities and Exchange Commission

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 21, 2006.

UNDERGROUND SPECIALTIES, LLC

By:	/s/ Steven E. Nielsen*

Name: Steven E. Nielsen

Title:	Vice President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Curtis M. Saunders* Curtis M. Saunders		President (Principal Executive Officer)	February 21, 2006

/s/ Jerry Lyon* Jerry Lyon		Assistant Treasurer and Controller (Principal Accounting Officer)	February 21, 2006

/s/ Steven E. Nielsen* Steven E. Nielsen		Director	February 21, 2006

/s/ Richard L. Dunn* Richard L. Dunn		Treasurer and Director (Principal Financial Officer)	February 21, 2006

*By:	/s/ Richard B. Vilsoet Richard B. Vilsoet Pursuant to Power of Attorney filed previously with the Securities and Exchange Commission

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 21, 2006.

US COMMUNICATIONS CONTRACTORS, LLC

By:	/s/ Steven E. Nielsen*

Name: Steven E. Nielsen

Title:	Vice President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Mike Rakoz* Mike Rakoz		President (Principal Executive Officer)	February 21, 2006

/s/ Lezlie Hagg* Lezlie Hagg		Assistant Secretary and Controller (Principal Accounting Officer)	February 21, 2006

/s/ Steven E. Nielsen* Steven E. Nielsen		Director	February 21, 2006

/s/ Richard L. Dunn* Richard L. Dunn		Treasurer and Director (Principal Financial Officer)	February 21, 2006

*By:	/s/ Richard B. Vilsoet Richard B. Vilsoet Pursuant to Power of Attorney filed previously with the Securities and Exchange Commission

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 21, 2006.

UTILIQUEST, LLC

By:	/s/ Steven E. Nielsen*

Name: Steven E. Nielsen

Title:	Vice President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Jamal Masumi* Jamal Masumi		President (Principal Executive Officer)	February 21, 2006

/s/ Michael J. Lenig* Michael J. Lenig		Assistant Treasurer and Controller (Principal Accounting Officer)	February 21, 2006

/s/ Steven E. Nielsen* Steven E. Nielsen		Director	February 21, 2006

/s/ Richard L. Dunn* Richard L. Dunn		Treasurer and Director (Principal Financial Officer)	February 21, 2006

*By:	/s/ Richard B. Vilsoet Richard B. Vilsoet Pursuant to Power of Attorney filed previously with the Securities and Exchange Commission

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 21, 2006.

WHITE MOUNTAIN CABLE CONSTRUCTION, LLC

By:	/s/ Steven E. Nielsen*

Name: Steven E. Nielsen

Title:	Vice President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Dan Appelquist* Dan Appelquist		President (Principal Executive Officer)	February 21, 2006

/s/ Ginger Hobart* Ginger Hobart		Controller (Principal Accounting Officer)	February 21, 2006

/s/ Steven E. Nielsen* Steven E. Nielsen		Director	February 21, 2006

/s/ Richard L. Dunn* Richard L. Dunn		Treasurer and Director (Principal Financial Officer)	February 21, 2006

*By:	/s/ Richard B. Vilsoet Richard B. Vilsoet Pursuant to Power of Attorney filed previously with the Securities and Exchange Commission

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

3.1	Restated Articles of Incorporation of Dycom Industries, Inc. (incorporated by reference to Dycom’s Form 10-Q (File No. 001-10613) filed with the Commission on June 11, 2002).

3.2	Amended By-laws of Dycom Industries, Inc., as amended on May 24, 1999 (incorporated by reference to Dycom’s Registration Statement on Form S-4 (File No. 333-81268), filed with the Commission on January 23, 2002).

3.3	Form of Certificate of Formation for Guarantors organized in the State of Delaware.**†

3.4	Form of Limited Liability Company Operating Agreement for the Guarantors Organized in the State of Delaware.**†

3.5	Certificate of Incorporation of Can-Am Communications, Inc.**

3.6	By-laws of Can-Am Communications, Inc.**

3.7	Certificate of Incorporation of Dycom Capital Management, Inc.**

3.8	By-laws of Dycom Capital Management, Inc.**

3.9	Certificate of Incorporation of Dycom Investments, Inc.**

3.10	By-laws of Dycom Investments, Inc.**

3.11	Articles of Organization of Globe Communications, LLC.**

3.12	Operating Agreement of Globe Communications, LLC.**

3.13	Articles of Organization of Installation Technicians, LLC.**

3.14	Operating Agreement of Limited Liability Company of Installation Technicians, LLC.**

3.15	Articles of Incorporation of Locating, Inc.**

3.16	By-laws of Locating, Inc.**

3.17	Articles of Incorporation of Point to Point Communications, Inc.**

3.18	By-laws of Point to Point Communications, Inc.**

3.19	Certificate of Limited Partnership of Schenck Communications Limited Partnership.**

3.20	Agreement of Limited Partnership of Schenck Communications Limited Partnership.**

3.21	Articles of Organization of S.T.S., LLC.**

3.22	Operating Agreement of Limited Liability Company of S.T.S., LLC.**

3.23	Articles of Organization of UtiliQuest, LLC.**

3.24	Second Amended and Restated Operating Agreement of UtiliQuest, LLC.**

3.25	Amended and Restated Certificate of Incorporation of Prince Telecom Holdings, Inc.**

3.26	By-laws of Prince Telecom Holdings, Inc.**

4.1	Shareholder Rights Agreement, dated April 4, 2001, between the Company and the Rights Agent (which includes the Form of Rights Certificate, as Exhibit A, the Summary of Rights to Purchase Preferred Stock, as Exhibit B, and the Form of Articles of Amendment to the Articles of Incorporation for Series A Preferred Stock, as Exhibit C) (incorporated by reference to Dycom’s Form 8-A (File No. 001-10613) filed with the Commission on April 6, 2001).

4.2	Stockholders’ Agreement, dated as of January 7, 2002, among Dycom, Troy Acquisition Corp., Arguss Communications, Inc. and certain stockholders of Arguss Communications, Inc. (incorporated by reference to Dycom’s Registration Statement on Form S-4 (File No. 333-81268), filed with the Commission on January 23, 2002).

4.3	Indenture dated as of October 11, 2005, by and among Dycom Investments, Inc., the Guarantors named therein, and Wachovia Bank, National Association, as Trustee, related to the issue of the 8 1/8% Senior Subordinated Notes due 2015 (incorporated by reference to Dycom’s Form 8-K (File No. 001-10613) filed with the Commission on October 25, 2005) (the “Notes Indenture”).

4.4	Form of 8 1/8% Senior Subordinated Note due 2015 (included in Exhibit 4.3) (incorporated by reference to Dycom’s Form 8-K (File No. 001-10613) filed with the Commission on October 25 2005).

Exhibit No.	Description of Exhibits

4.5	Registration Rights Agreement dated as of October 11, 2005 by and among Dycom Investments, Inc., the Guarantors named therein, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co., and the Initial Purchasers named therein (incorporated by reference to Dycom’s Form 8-K filed with the Commission on October 25, 2005, File No. 001-10613).

4.6	Supplemental Indenture dated as of February 21, 2006, to the Notes Indenture, among Prince Telecom Holdings, Inc., Dycom Investments, Inc., the other Guarantors and Wachovia Bank, National Association, as trustee.*

5.1	Opinion of Shearman & Sterling LLP regarding legality.*

10.1	Credit Agreement dated December 21, 2004 (the “Credit Agreement”), by and among Dycom Industries, Inc. and the Wachovia Bank, National Association, as Administrative Agent for the Lenders, and Bank of America, N.A., as Syndication Agent (incorporated by reference to Dycom’s Form 8-K filed with the Commission on December 23, 2004, File No. 001-10613).

10.2	First Amendment to the Credit Agreement, dated as of September 12, 2005, with certain lenders named therein, Wachovia Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, and the other lender party thereto (incorporated by reference to Dycom’s Form 8-K filed with the Commission on September 13, 2005, File No. 001-10613).

10.3	1998 Incentive Stock Option Plan (incorporated by reference to Dycom’s Definitive Proxy Statement filed with the Commission on September 30, 1999, File No. 001-10613).

10.4	1991 Incentive Stock Option Plan (incorporated by reference to Dycom’s Definitive Proxy Statement filed with the Commission on November 5, 1991, File No. 001-10613).

10.5	Employment Agreement for Richard L. Dunn (incorporated by reference to Dycom’s 10-Q filed with the Commission on June 9, 2000, File No. 001-10613).

10.6	Employment Agreement for Timothy R. Estes (incorporated by reference to Dycom’s Form 10-K filed with the Commission on October 18, 2002, File No. 001-10613).

10.7	2002 Directors Restricted Stock Plan (incorporated by reference to Exhibit A of the Registrant’s Definitive Proxy Statement, filed with the Commission on October 22, 2002, File No. 001-10613).

10.8	Amendment to the Employment Agreement between Richard L. Dunn and Dycom Industries, Inc. effective as of January 28, 2003 (incorporated by reference to Dycom’s Form 10-Q filed with the Commission on March 11, 2003, File No. 001-10613).

10.9	Amended and Restated Employment Agreement between Steven E. Nielsen and Dycom Industries, Inc. dated as of November 25, 2003 (incorporated by reference to Dycom’s Form 10-Q filed with the Commission on December 5, 2003, File No. 001-10613).

10.10	Agreement and Plan of Merger among Dycom Industries, Inc., UtiliQuest Acquisition Corp., UtiliQuest Holdings Corp., and OCM/ GFI Power Opportunities Fund, L.P. dated as of November 17, 2003 (incorporated by reference to Dycom’s Form 10-Q filed with the Commission on December 5, 2003, File No. 001-10613).

10.11	2003 Long-Term Incentive Plan (incorporated by reference to Exhibit A of the Registrant’s Definitive Proxy Statement, filed with the Commission on October 30, 2003, File No. 001-10613).

10.12	Restricted Stock Agreement between Steven E. Nielsen and Dycom Industries, Inc. dated as of November 25, 2003 (incorporated by reference to Dycom’s 10-Q filed with the Commission on March 9, 2004, File No. 001-10613).

10.13	Amended and Restated Employment Agreement between Timothy R. Estes and Dycom Industries Inc. dated as of November 4, 2004 (incorporated by reference to Dycom’s Form 8-K filed with the commission on November 10, 2004, File No. 001-10613).

10.14	Restricted Stock Agreement between Timothy R. Estes and Dycom Industries Inc. dated as of November 23, 2004 (incorporated by reference to Dycom’s Form 10-Q filed with the commission on March 10, 2005, File No. 001-10613).

10.15	Restricted Stock Agreement between Timothy R. Estes and Dycom Industries Inc. dated as of January 5, 2005 (incorporated by reference to Dycom’s Form 10-Q filed with the commission on March 10, 2005, File No. 001-10613).

10.16	Employment Agreement for Richard B. Vilsoet (incorporated by reference to Dycom’s Form 10-K filed with the Commission on September 9, 2005, File No. 001-10613).

Exhibit No.	Description of Exhibits

10.17	Employment Agreement between H. Andrew DeFerrari and Dycom Industries, Inc. dated July 14, 2004 (incorporated by reference to Dycom’s Form 8-K filed with the Commission on January 24, 2006, File No. 001-10613).

12.1	Statement re Computation of Ratios.**

23.1	Consent of Deloitte & Touche LLP.**

23.2	Consent of Shearman & Sterling LLP (included in Exhibit 5.1).*

24.1	Powers of Attorney (included on signature pages).**

25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939, as amended, of Wachovia Bank, National Association, as trustee.**

99.1	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.**

99.2	Form of Letter of Transmittal.**

99.3	Form of Letter to Clients.**

*	Filed herewith.

**	Previously filed.

†	Where a jurisdiction is specified for a form of organizational or governing document, such form is the document that is used, in substantially similar form, by each of the Guarantors of corresponding entity type that is organized in that jurisdiction, except with respect to any Guarantor for which that Guarantor’s actual organizational governing documents are filed herewith.